Exhibit 99.1

Deflecto Acquisition, Inc. and

Subsidiaries

Consolidated Financial Statements

December 31, 2023

Deflecto Acquisition, Inc. and Subsidiaries

Table of Contents

December 31, 2023

Independent Auditors' Report

To the Stockholders and Board of Directors of

Deflecto Acquisition, Inc. and Subsidiaries

Opinion

We have audited the accompanying consolidated financial statements of Deflecto Acquisition, Inc. and Subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2023 and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for the year then ended and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America (GAAP).

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with GAAP, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

Madison, Wisconsin

December 27, 2024

Deflecto Acquisition, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2023

(In Thousands)

Assets
Current Assets
Cash and cash equivalents	$11,863
Accounts receivable, net	14,348
Inventories, net	17,068
Prepaid expenses and other current assets	2,802
Income tax receivable	191

Total current assets	46,272

Property, Plant and Equipment, Net	14,348

Other Assets
Goodwill, net	3,535
Customer relationships, net	20,062
Intangible assets, net	6,214
Right-of-use asset	10,361

Total other assets	40,172

Total assets	$100,792

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$7,823
Accrued expenses	7,280
Current maturities of long-term debt	751
Current maturities of operating lease liabilities	3,079
Income tax payable	291

Total current liabilities	19,224

Long-Term Liabilities
Long-term debt, net	23,144
Long-term operating lease liabilities, net	7,419
Deferred income taxes	2,146

Total liabilities	51,933

Stockholders' Equity
Common stock	-
Accumulated other comprehensive loss	(2,184)
Additional paid-in capital	126,736
Accumulated deficit	(75,693)

Total stockholders' equity	48,859

Total liabilities and stockholders' equity	$100,792

See notes to consolidated financial statements

Deflecto Acquisition, Inc. and Subsidiaries

Consolidated Statement of Operations and Comprehensive Income

Year Ended December 31, 2023

(In Thousands)

Net Sales	$131,754

Costs and Expenses
Cost of sales, excluding depreciation and amortization	93,020
Selling, general and administrative expenses	21,898
Depreciation	3,676
Amortization	2,973
Advisory fees	642

Total costs and expenses	122,209

Operating income (loss)	9,545

Other Income (Expense)
Interest expense	(2,307)
Interest income	40
Other income (expense)	(407)
Transaction expenses	(1,618)

Net other expense	(4,292)

Income (loss) before taxes	5,253

Provision for Income Taxes	932

Net income	4,321

Other Comprehensive Income
Foreign currency translation adjustment	119

Comprehensive income	$4,440

See notes to consolidated financial statements

Deflecto Acquisition, Inc. and Subsidiaries

Consolidated Statement of Stockholders' Equity

Year Ended December 31, 2023

(In Thousands, Except for Shares Data)

			Accumulated	Retained
			Other	Earnings	Total
		Additional	Comprehensive	(Accumulated	Stockholders'
	Common Stock	Paid-in Capital	Income (Loss)	Deficit)	Equity
Balances, December 31, 2022	$-	$126,736	$(2,303)	$(80,014)	$44,419
Foreign currency translation adjustment	-	-	119	-	119
Net income	-	-	-	4,321	4,321

Balances, December 31, 2023	$-	$126,736	$(2,184)	$(75,693)	$48,859

Common Stock - Class A: $.01 Par Value, 1,600 shares authorized, 800 shares issued and outstanding at at December 31, 2023.

Common Stock - Class B: $.01 Par Value, 400 shares authorized, 200 shares issued and 55 shares outstanding at December 31, 2023.

Common Stock - Class C: $.01 Par Value, 800 shares authorized, 496 shares issued and outstanding at December 31, 2023.

Common Stock - Class D: $.01 Par Value, 600 shares authorized, 443.5 shares issued and outstanding at December 31, 2023.

See notes to consolidated financial statements

Deflecto Acquisition, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2023

(In Thousands)

2023
Cash Flows From Operating Activities
Net income	$4,321
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	6,649
Amortization of debt issuance costs	355
Change in allowance for doubtful accounts and rebates	(1,674)
Change in inventory reserve	(1,302)
(Gain)/loss on sale of property and equipment	(53)
Deferred taxes	(1,042)
Lease expense	3,155
Changes in assets and liabilities:
Accounts receivable	6,697
Inventories	3,414
Prepaid expenses and other current assets	(13)
Accounts payable	(324)
Accrued expenses	(678)
Lease liability	(3,134)
Income tax payable	(656)

Net cash flows from operating activities	15,715

Cash Flows From Investing Activities
Capital expenditures	(1,575)
Proceeds from sale of property and equipment	71
Acquisition of business, net of cash	(14,031)

Net cash flows from investing activities	(15,535)

Cash Flows From Financing Activities
Net payments on revolving credit agreements	(7,065)
Principal payments on long-term debt	(2,752)
Proceeds from long-term debt	16,015
Cash paid for debt issuance costs	(166)

Net cash flows from financing activities	6,032

Effect of exchange rate changes	274

Net change in cash and cash equivalents	6,486

Cash and Cash Equivalents, Beginning	5,377

Cash and Cash Equivalents, Ending	$11,863

See notes to consolidated financial statements

Deflecto Acquisition, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2023

(In Thousands)

2023
Supplemental Cash Flow Disclosures
Cash paid for interest	$1,671
Cash paid for income taxes	$2,483

Noncash Investing and Financing Activities
Right of use asset	$570
Debt incurred with acquisition (See Note 2)	$2,000
Debt paid in conjunction with debt refinance	$735

See notes to consolidated financial statements

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

1.	Summary of Significant Accounting Policies

Nature of Operations

Deflecto Acquisition, Inc. and Subsidiaries (DAI or the Company) is the sole shareholder of Deflecto, LLC and Subsidiaries (DLLC). The Company is headquartered in Indianapolis, Indiana and operates domestically and internationally through the following wholly owned subsidiaries, collectively referred herein as the Subsidiaries and individually as a Subsidiary:

Beemak Plastics, LLC (United States)

Sate-Lite (Foshan) Plastics (People's Republic of China)

Deflecto Asia Ltd. (Hong Kong)

Yearntree Ltd. (United Kingdom)

Instachange Displays Limited (Canada)

Deflecto Canada, Ltd. (Canada)

Sate-Lite Technologies Private Ltd. (India)

Transportation Safety Holdings, LLC (United States)

The Subsidiaries serve a broad range of wholesale and retail markets within the highly-fragmented specialty plastics industry. The group primarily designs, manufactures and sells (1) "take-one" point of purchase brochure, folder and applications display holders, (2) plastic injection-molded office supply and arts, crafts and education products, (3) plastic and aluminum air venting and air control products, (4) extruded vinyl chair mats, (5) safety reflectors for bicycles and (6) mud flaps and splash guards for the heavy duty truck market.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and the Subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash and cash equivalents. The Company maintains cash in bank accounts which, at times, exceed federally insured limits. The Company has cash balances of $8,525 held in foreign bank accounts at December 31, 2023. The Company has not experienced any losses in such accounts and management believes it is not exposed to significant credit risks.

Accounts Receivable

Effective January 1, 2023, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2016-13, Financial Instruments—Credit Losses (Topic 326). The ASU introduces a new credit loss methodology, Current Expected Credit Losses (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. The CECL methodology utilizes a lifetime expected credit loss measurement objective for the recognition of credit losses at the time the receivable is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. There was no adjustment to retained earnings upon adoption.

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

The Company recognizes an allowance for credit losses for trade and other receivables to present the net amount expected to be collected as of the balance sheet date. Such allowance is based on the credit losses expected to arise over the life of the asset which includes consideration of past events and historical loss experience, current events and also future events based on our expectation as of the balance sheet date. A receivable is considered past due if payments have not been received within agreed upon invoice terms. The Company's typical terms on accounts receivable are net 30-120 days. The Company does not accrue interest on past due accounts. Receivables are written off when the Company determined that such receivables are deemed uncollectible. The Company pools its receivables based on similar risk characteristics in estimating its expected credit losses. In situations where a receivable does not share the same risk characteristics with other receivables, the Company measures those receivables individually. The Company also continuously evaluates such pooling decisions and adjusts as needed from period to period as risk characteristics change.

The Company utilizes the loss rate method in determining its lifetime expected credit losses on its receivables. This method is used for calculating an estimate of losses based primarily on the Company's historical loss experience. In determining its loss rates, the Company evaluates information related to its historical losses, adjusted for current conditions and further adjusted for the period of time that can be reasonably forecasted. Qualitative and quantitative adjustments related to current conditions and the reasonable and supportable forecast period consider the following: past due receivables and the customer creditworthiness on the level of estimated credit losses in the existing receivables.

Accounts receivable are shown net of allowance for expected credit losses and discounts of $731 and customer rebates of $5,961 as of December 31, 2023.

Inventories

Inventories are stated at lower of cost (determined on an average or first-in, first-out basis) or net realizable value.

The Company reviews inventory and calculates a reserve based on the inventory items that either have not been used or are not expected to be used in the future. The inventory balances are recorded net of an inventory obsolescence reserve.

Property, Plant and Equipment

Property, plant and equipment obtained through a business acquisition are recorded at fair value at the date of acquisition of the Company. Otherwise, additions are stated at cost. Property, plant and equipment are presented less accumulated depreciation. Depreciation is provided for using primarily the straight-line method over the estimated useful lives of the respective assets. Major expenditures that extend the useful life of the asset are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed for the accounts, with any resulting gains or losses included in operations. Amortization of leasehold improvements is included in the depreciation expense.

The useful lives of property, plant and equipment for the purpose of computing book depreciation are as follows:

Years
Machinery and equipment	3-10
Buildings and improvements	5-35

The Company evaluates property, plant and equipment for impairment whenever events occur, or circumstances change, that indicate that the fair value of the assets may be below carrying value.

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

Leases

The Company follows FASB ASU No. 2016-02, Leases (Topic 842), and all related amendments. The Company recognizes assets and liabilities that arise from leases on the balance sheet. A lessee is to recognize, within the balance sheet, a liability to make lease payments (lease obligation) and a right-of-use asset representing the right to use the underlying asset for the lease term. At lease inception, leases are classified as either finance leases or operating leases with the associated right-of-use asset capitalized at the estimated present value of future lease payments. Operating lease right-of-use assets are expensed on a straight-line basis as lease expense over the estimated useful life of the asset.

The Company has elected certain accounting policies related to leases:

•	The Company elected not to apply the recognition requirements to all leases with an original term of 12 months or less, for which the Company is not likely to exercise a renewal option or purchase the asset at the end of the lease; rather, short term leases will continue to be recorded on a straight-line basis over the lease term.

•	The Company has elected the policy not to separate lease and nonlease components for all leases.

See Note 7 for further information.

Debt Issuance Costs

The Company presents long- term debt issuance costs as a direct reduction of long-term debt. The Company amortizes deferred financing costs using the straight-line method, which closely approximates the effective interest method, over the terms of the related debt. During 2023, the Company refinanced its debt with the same lender. This resulted in the Company amortizing the remaining deferred financing costs of $344 under the prior debt agreement and capitalizing new deferred financing cost of $166 during 2023. Amortization expense attributed to debt issuance costs was $365 for the year ended December 31, 2023, and is included in interest expense in the accompanying consolidated statement of operations and comprehensive income (loss). As of December 31, 2023, the net book value of the Company's deferred financing fees was $155.

Goodwill

Goodwill represents the amount by which the purchase price of net assets acquired in a business combination or acquisition exceeded their fair market value. The Company tests goodwill for impairment at the reporting level at least annually or when a triggering event has occurred. A triggering event may indicate the fair value of the entity is below its carrying value. The goodwill fair value is a level 3 fair value measurement. There were no impairment losses recorded for the year ended December 31, 2023.

Intangible Assets

Intangible assets consist of customer relationships, tradenames and patents related to unique manufacturing technology and product design. The Company amortizes intangible assets using the straight-line method over their estimated useful lives which range from 10 to 15 years.

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

Impairment of Long-Lived Assets

The Company evaluates the recoverability of the carrying amount of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company evaluates the recoverability of property and equipment and intangibles annually or more frequently if events or circumstances indicate that an asset might be impaired. If an asset is considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed are reported at the lower of the carrying amount or fair value less cost to sell. Management determines fair value using an undiscounted future cash flow analysis or other accepted valuation techniques. To date, management believes there has not been any impairment of the Company's long-lived assets.

Revenue Recognition

The Company's revenues are substantially comprised of product sales. Revenue is recognized when the Company satisfies its performance obligation(s) under the contract by transferring the promised product to its customer. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. The nature of the Company's contracts gives rise to several types of variable consideration including incentives, discounts or rebates. As such, revenue is recorded net of estimated discounts, allowances and rebates. These estimates are based on historical experience, anticipated performance and the Company's best judgment at the time. Because of the Company's certainty in estimating these amounts, they are included in the transaction price of its contracts and the Company's estimates of variable consideration are generally not constrained.

The transaction price is allocated to each distinct performance obligation within the contract. Substantially all of the Company’s contracts have a single performance obligation.

Substantially all of the Company's revenue is from products transferred to customers at a point in time. The Company recognizes revenue at the point in time in which the customer obtains control of the product, which is generally when product title passes to the customer upon shipment.

The Company has elected to expense all incremental costs of obtaining a contract as incurred.

Sales, value add and other taxes collected from customers and remitted to governmental authorities are accounted for on a net (excluded from revenues) basis.

Neither the type of product sold or the location of sale significantly impacts nature, amount, timing or uncertainty of revenue and cash flows.

Shipping and Handling Costs

Shipping and handling fees charged to customers are included in net sales with the corresponding costs included in cost of sales in the consolidated statements of operations and comprehensive income (loss).

Research and Development Costs

Research and development costs are charged to expense as incurred.

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company follows ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. ASU No. 2015-17 requires deferred tax assets and liabilities to be classified as noncurrent in a classified balance sheet. When applicable, interest and penalties incurred on uncertain tax positions are calculated based on guidance from the relevant tax authority and included in income tax expense.

The tax effects from an uncertain tax position can be recognized in the consolidated financial statements if the position is more likely than not to be sustained on audit based on the technical merits of the position. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. See Note 11 for additional detail on tax benefits related to uncertain tax positions.

Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company deposits cash and cash equivalents with high quality financial institutions. The Company believes that its allowance for expected credit losses is adequate to cover potential credit risk.

Foreign Currency Translation

The Company has subsidiaries and operations located in Canada, India, People's Republic of China and the United Kingdom. Net assets within Canada, India, People’s Republic of China and the United Kingdom as a percentage of Company totals were 43% as of December 31, 2023. The functional currencies of the Company's foreign operations are the local currencies. Accordingly, assets and liabilities of the Company's foreign operations are translated from foreign currencies into U.S. dollars at the exchange rates in effect at the balance sheet date, while income and expenses are translated at the weighted-average exchange rates for the year. Gains and losses for all transactions denominated in a currency other than the functional currency are recognized in the period incurred and included in other income and expense on the accompanying consolidated statements of operations. The Company recognized approximately $28 of foreign currency transaction gain for the year ended December 31, 2023. Adjustments resulting from the translation of foreign currency financial statements are classified as a separate component of stockholders' equity. The accumulated balance in other comprehensive loss pertaining to foreign currency translation was $(2,184) as of December 31, 2023.

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

2.	Business Combinations

On May 1, 2023, Deflecto Acquisition Inc., through its wholly-owned subsidiary Transportation Safety Holdings, LLC, acquired substantially all assets owned or used in the operation of James King & Co. Inc. The transaction constituted a business combination. The transaction was funded using proceeds from debt and cash from operations. The total purchase price was as follows:

Cash consideration paid, net of cash acquired of $250	$14,159
Deferred payment to seller	2,000
Net working capital adjustment	(128)

Total purchase price	$16,031

The deferred payment to the seller is due no later than May 1, 2026. The total purchase price was allocated to the acquired net tangible and intangible assets based on their estimated fair values as of the acquisition date, as set forth below, with the excess amount recorded as goodwill. The Company incurred $1,618 of transaction expenses in connection with the transaction, as reflected on the consolidated statement of operations. The purchase price allocation is final.

Accounts receivable	$2,279
Inventories	1,801
Right-of-use asset	570
Property and equipment	2,795
Prepaid expenses and other current assets	40
Tradenames	1,440
Customer Relationships	4,500
Goodwill	3,535
Liabilities assumed	(359)
Right-of-use asset liability	(570)

Total purchase price	$16,031

The Company's acquisitions are accounted for pursuant to ASC 805, Business Combinations. A significant amount of the recorded balance of goodwill is expected to be tax deductible. Goodwill recognized in the acquisitions is attributable to intangible assets that do not qualify for separate recognition such as assembled workforce and expected synergies.

The assets acquired and liabilities assumed in connection with these acquisitions were required to be recorded at fair value. A summary of the valuation methodologies used by the Company pertaining to assets acquired and liabilities assumed in connection with these acquisitions are as follows:

•	The carrying amounts of accounts receivable, prepaid expenses and liabilities assumed approximate fair value principally because of their short-term nature.

•	Inventories were valued at current replacement cost which approximated fair value as of the acquisition date.

•	Property and equipment was valued under the "in-use" premise using the cost approach.

•	Intangible assets were valued under the relief from royalty method and other valuation techniques.

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

3.	Inventories

The major categories of inventories, net of reserves, are summarized as follows at December 31:

2023
Raw materials	$6,529
Work-in-process	481
Finished goods	10,058

Inventories, net	$17,068

Inventories are shown net of inventory reserve of $3,617 at December 31, 2023.

4.	Property, Plant and Equipment

The major categories of property, plant and equipment are summarized as follows at December 31:

2023
Land	$206
Machinery and equipment	23,628
Buildings and improvements	9,603
Construction in progress	3

Total property, plant and equipment	33,440

Less accumulated depreciation	(19,092)

Property, plant and equipment, net	$14,348

5.	Goodwill

The changes in the carrying amount of goodwill were as follows:

Balance at January 1, 2023	$-
Additions	3,535

Balance at December 31, 2023	$3,535

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

6.	Intangible Assets

The Company's intangible assets consist of tradenames, patents and customer relationships, held by various subsidiaries, which are all being amortized ratably over their useful lives ranging from 10 to 15 years.

The Company's intangible assets consist of the following at December 31:

2023
Tradenames	$9,045
Patents	1,000
Customer Relationships	33,101

43,146
Less accumulated amortization	(16,870)

Intangible assets, net	$26,276

The Company recognized amortization expense of $2,973 for the year ended December 31, 2023. The intangible assets were decreased by $57 for the year ended December 31, 2023, due to changes in foreign exchange rates.

Estimated annual amortization expense of intangible assets for years ending after December 31, 2023 is as follows:

Years ending December 31:
2024	$3,151
2025	3,151
2026	3,151
2027	3,126
2028	3,051
Thereafter	10,645

Total	$26,275

7.	Leases

Right-of-use assets represent the Company's right to use an underlying asset for the lease term, while lease liabilities represent the Company's obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the commencement date of a lease based on the present value of lease payments over the lease term.

The Company leases various land, buildings, offices and equipment. Certain of these leases contain various options to renew and expire at varying dates through December 2031. Leases are executed in the United States, Canada and China. The exercise of lease renewal options is at the Company's sole discretion. The Company regularly evaluates the renewal options and when they are reasonably certain of exercise, the Company includes the renewal period in the lease term.

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

In determining the discount rate used to measure the right-of-use assets and lease liabilities, the Company uses the rate implicit in the lease, or if not readily available, the Company uses the Company's incremental borrowing rate. The Company estimates the incremental borrowing rate based on an estimated secured rate comprised of a risk-free rate plus a credit spread as secured by the Company's assets

Right-of-use assets are assessed for impairment in accordance with the Company's long-lived asset policy. The Company reassesses lease classification and remeasures right of use assets and lease liabilities when a lease is modified and that modification is not accounted for as a separate new lease or upon certain other events that require reassessment in accordance with Topic 842.

The Company made significant assumptions and judgments in applying the requirements of Topic 842. In particular, the Company:

•	Evaluated whether a contract contains a lease, by considering factors such as whether the Company obtained substantially all rights to control an identifiable underlying asset and whether the lessor has substantive substitution rights.

The following table summarizes the operating lease right of use assets and operating lease obligations as of December 31:

2023
Operating lease right-of-use assets, net	$10,361

Operating lease liabilities:
Current	$3,079
Long-term	7,419

Total operating lease liabilities	$10,498

Below is a summary of expenses incurred pertaining to leases during the year ended December 31:

2023
Operating lease expense	$3,915

Total lease expense	$3,915

As of December 31, 2023, the right-of-use assets and lease obligations were calculated using a weighted average incremental borrowing rate of 6.44 and weighted average lease term of 4.61 years.

The table below summarized the Company's scheduled future minimum lease payments for years ending after December 31, 2023:

Years ending December 31:
2024	$3,667
2025	2,560
2026	2,458
2027	1,077
2028	598
Thereafter	1,768

Total	12,128

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

Less present value discount	(1,630)

Lease liabilities	$10,498

The following table includes supplemental cash flow and noncash information related to the leases for the year ended December 31, 2023:

2023
Right-of-use assets obtained in exchange for lease liabilities:
Operating leases	$570

8.	Accrued Expenses

Accrued liabilities consist of the following at December 31, 2023:

2023
Accrued medical and workers' compensation	$261
Accrued payroll and related costs	3,788
Accrued professional fees	223
Accrued freight	675
Accrued other expenses	2,333

Total	$7,280

9.	Long-Term Debt

Prior to May 2023, the Company had entered into a credit agreement with its primary lender. The credit agreement consisted of a revolving loan commitment of up to $30,000 with availability based on a borrowing base of eligible accounts receivable and inventory (availability of $6,714 as of December 31, 2022), a term loan of $5,000, a machinery and equipment term loan of $1,030 and a mortgage loan for the Company's subsidiary in the United Kingdom of $3,468 (£2,524), as described in the table below. The agreement also allowed for letters of credit.

During April 2023, the Company entered into a mortgage loan agreement with a lender for its Canadian facility for $6,000.

As part of the business acquisition of James King & Co., Inc. in May 2023 (Note 2), the Company amended and restated their credit agreement. The amended credit agreement consists of a revolving loan commitment of up to $22,500, a term loan of $10,750, and a mortgage loan for the Company's subsidiary in the United Kingdom of $3,468 (£2,524). The Company also entered into a seller note of $2,000 to fund a portion of the acquisition. The seller note is unsecured and subordinated to all senior debt.

The Company is also required to pay a commitment fee, equal to 0.50% per annum on the unused portion of the revolving loan. The note is secured by substantially all the assets of the Company.

Long-term debt consists of the following revolving loan commitments and fixed notes payable at December 31, 2023:

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

2023
Revolving loan commitment, due May 1, 2028 (as amended), with allowed borrowings up to $22,500, interest payable monthly at the SOFR (8.03% at December 31, 2023). This note is secured by substantially all the assets of the Company.	$2,914
Term loan (UK mortgage), due April 16, 2026, with principal of £14 and interest payable monthly at the adjusted SONIA rate plus 1.86% (7.05% at December 31, 2023). This note is secured by substantially all the assets of the Company.	2,654
Subordinated seller note payable, due May 1, 2026, with annual interest payments due and a final balloon payment of all outstanding principal and interest at maturity. The note accrues interest at a rate of 5%.	2,000
Term loan B due May 1, 2028, with principal payments of $134 due quarterly through April 2025, then increasing to $202 through April 2026, then increasing to $269 through maturity and interest payable monthly at the SOFR (7.94% at December 31, 2023). The note is secured by substantially all the assets of the Company.	10,482
Term loan (Canadian Mortgage), due May 1, 2043, with principal payments beginning on June 1, 2028. Interest is paid monthly for the initial five years of $44 per month. Interest is accrued at a rate of 8.75%. The note is secured by the mortgage on the facility.	6,000

Total	24,050

Less debt issuance costs, net	(155)

Less current portion	(751)

Long-term debt, net	$23,144

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

The Company's new credit facility includes financial covenants that require the Company to maintain a minimum fixed charge coverage ratio of at least 1.15, and a total leverage ratio to be greater than 3.00. The Company was in compliance with both covenants during the year ended December 31, 2023.

Aggregate maturities of long-term debt under the agreements in place at December 31, 2023 are as follows:

Years ending December 31:
2024	$751
2025	912
2026	3,181
2027	1,315
2028	10,418
Thereafter	7,473

Total	$24,050

10.	Stockholders' Equity

The Company has four classes of common stock.

Common Stock - Class C

During 2021, the Company issued 496 shares of Class C common stock. The aggregate purchase price was $21,550. Class C shares accrue accumulated dividends at a rate of 8% of the Class C Original Issue Price of $43 per share plus any unpaid cumulative dividends. As no dividends have been declared, none have been accrued in the accompanying consolidated financial statements. As of December 31, 2023, the amount of dividends in arrears, not yet declared or accrued, was approximately $5,160. Class C dividends are in preference to any declaration or payment of any dividend on the Class A, Class B and Class D shares. In the event of any liquidation, dissolution or winding up of the Company, Class C shares shall be entitled to receive their original issue price and any accrued but unpaid dividends in preference to Class A, Class B and Class D shares.

Common Stock - Class A

Prior to November 2018, the Class A original issue price was $64. During November 2018, the Company amended the Class A original issue price to $43 per share. Class A shares have equal voting rights. Class A shares accrue accumulated dividends at a rate of 8% of the Class A Original Issue Price of $43 per share plus any unpaid cumulative dividends. As no dividends have been declared, none have been accrued in the accompanying consolidated financial statements. As of December 31, 2023, the amount of dividends in arrears, not yet declared or accrued, was approximately $17,762. Class A dividends are in preference to any declaration or payment of any dividend on the Class B or Class D shares. In the event of any liquidation, dissolution or winding up of the Company, Class A shares shall be entitled to receive their original issue price and any accrued but unpaid dividends in preference to Class D and Class B shares.

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

Common Stock - Class D

During 2021, the Company issued 443.5 shares of Class D common stock to Evriholder Finance, LLC, which is a company with common ownership. The aggregate purchase price was $19,268. Class D shares have equal voting rights. Class D shares accrue accumulated dividends at a rate of 9% of the Class D Original Issue Price of $43 per share plus any unpaid cumulative dividends. As no dividends have been declared, none have been accrued in the accompanying consolidated financial statements. As of December 31, 2023, the amount of dividends in arrears, not yet declared or accrued, was approximately $5,256. Class D dividends are in preference to any declaration or payment of any dividend on the Class B shares. In the event of any liquidation, dissolution or winding up of the Company, Class D shares shall be entitled to receive their original issue price and any accrued but unpaid dividends in preference to Class B shares.

Common Stock - Class B

During 2018, the Company authorized 200 Class B shares to be issued as part of an equity incentive plan. Class B shares have no voting rights. Class B shares require no initial capital contribution and are subject to vesting requirements based on continuous service with the Company and performance measures. In the event of any liquidation, dissolution or winding up of the Company, Class B shareholders are entitled to a pro-rata amount after the payment of the Class A preference.

The following table summarizes the activity of Class B shares as of and for the year ended December 31, 2023:

Shares
Outstanding at January 1, 2023	55

Issued	-
Forfeited	-

Outstanding at December 31, 2023	55

11.	Income Taxes

Income (loss) before taxes for the year ended December 31, 2023 is as follows:

2023
Domestic	$(70)
Foreign	5,323

Total income (loss) before income taxes	$5,253

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

The provision (benefit) for income taxes for the year ended December 31, 2023 and are as follows:

2023
Current:
Federal	$-
Foreign	1,912
State and local	62

1,974
Deferred:
Federal	-
Foreign	(1,042)
State and local	-

(1,042)

Total income tax provision	$932

The Company's effective tax rate varies from the statutory rate primarily as a result of permanent items, state income taxes, foreign rate differential, the change in China's tax rates and the valuation allowance.

The components of the deferred tax assets and liabilities as of December 31, 2023 consist of the following:

2023
Deferred income tax assets:
Receivable allowances	$37
Inventories	615
Intangible assets	1,514
ASC 842 leases	1,300
Accrued expenses	648
Business interest	4,071
Foreign deferred tax assets	1,436
Federal and state net operating loss carryforwards	3,577

Total deferred income tax assets	13,198

Valuation allowance	(9,714)

Net deferred income tax assets	3,484

Deferred income tax liabilities:
Foreign deferred tax liabilities	(3,324)
Property and equipment	(1,022)
ASC 842 leases	(1,284)

Total deferred income tax liabilities	(5,630)

Net deferred income taxes	$(2,146)

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

At December 31, 2023, the Company has $11,980 of Federal and $15,911 of state net operating loss carryforwards, respectively. The Federal net operating loss carryforwards have indefinite carryforward, while the state net operating loss carryforwards expiring 2027 through 2042. The net operating loss carryforwards from the foreign jurisdictions are as follows: UK of $1,362 which carryforward indefinitely for the December 31, 2023 tax year.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company currently has a valuation allowance against its net deferred tax assets in the US and UK as they are not expected to be fully utilized prior to expiration. The allowance is subject to change based upon the Company's operating performance.

As of December 31, 2023, the Company had $30 of unrecognized tax benefits, of which would affect the effective tax rate if recognized. The Company expects a $30 decrease in its uncertain tax positions during the next 12 months that will have a significant impact on the Company's financial position or results of operations. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense in the consolidated financial statements. There were no interest and penalties accrued as of December 31, 2023. Tax years 2020 through 2023 for Federal tax and 2019 through 2023 for state and foreign tax remain open to statute.

The Company has provided for U.S. federal or foreign withholding taxes on the Canadian and China subsidiaries undistributed earnings as of December 31, 2023, as such earnings not considered to be permanently reinvested. The Company has not provided for U.S. federal or foreign withholding taxes on the UK, Hong Kong and Indian subsidiaries as of December 31, 2023 as such earnings are considered to be permanently reinvested.

12.	Retirement Plans

The Company's U.S. Subsidiaries participated in the Deflecto, LLC 401(k), a defined contribution plan for salaried and hourly employees. In order to participate in the Plan, employees must be at least 21 years old. The Company made contributions to the 401(k) totaling approximately $196 for the year ended December 31, 2023.

In addition, the Company contributes to a state sponsored retirement plan for its resident employees of China. Contributions are based on approximately 13% of participant base salaries for the years ended December 31, 2023.

13.	Commitments and Contingencies

Litigation

The Company is not aware of any pending legal claims which require disclosure. The Company is party to various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

Deflecto Acquisition, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

(In Thousands)

Parent Company Units

The Company's owner, Deflecto Holdings, LLC, has authorized the issuance of Class B Common Member units (or Profits Interests) constituting a profits interest in the Company to certain members of Company's management. There were 7,836 units issued and outstanding as of December 31, 2023. The Company determined any compensation expense would be immaterial and, therefore, no equity-based compensation has been recorded or deemed necessary for the year ended December 31, 2023.

14.	Customer Concentrations

For the year ended December 31, 2023, no customers accounted for more than 10% of total sales.

15.	Related-Party Transactions

The Company entered into a management services agreement with Edgewater Capital Growth Management IV, L.P. (Edgewater) and another related party. The annual fees are payable quarterly in advance from the Company and its Subsidiaries in an amount not to exceed $1,500 and seven percent (7%) of the Adjusted EBITDA of the Company and its Subsidiaries for the preceding calendar year. The Company incurred $642 of expense for the year ended December 31, 2023, related to this agreement, which is included in advisory fees on the accompanying consolidated statements of operations and comprehensive loss. The Company also incurred $0 of directors fees to Edgewater and another related party for the year ended December 31, 2023. In addition, the management services agreement provides for additional fees relating to assistance with transactions, liquidity or financing events. During 2023 as part of the acquisition in Note 2, the Company incurred $814 related to the management services agreement, which is included in transaction expenses. At December 31, 2023, the Company has $193, included in accounts payable and accrued liabilities.

As disclosed in Note 10, the Company issued class D common stock to Evriholder, which was a sister company through common ownership.

16.	Subsequent Events

The Company has evaluated subsequent events occurring through April 30, 2024, which is the date that the Company's consolidated financial statements were approved to be issued, for events requiring recording or disclosure in the Company's consolidated financial statements.

On October 18, 2024, the Company was acquired by Acacia Research Company in a stock sale. The sale is being accounted for under ASC 805, Business Combinations.